Exhibit 99.1
NPK REPORTS THIRD QUARTER 2025 RESULTS
Revenues increased 56% year-over-year; Company raises full-year revenue guidance to $268-$272 million; full-year Adjusted EBITDA updated to $71-$74 million

THE WOODLANDS, TEXAS – October 30, 2025 – NPK International Inc. (NYSE: NPKI) (“NPK” or the “Company”) today announced results for the three and nine months ended September 30, 2025.
THIRD QUARTER 2025 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Revenues of $68.8 million, +56%; Rental revenues of $29.6 million, +57%
•Operating income from continuing operations of $9.1 million, 13.2% operating margin
•Income from continuing operations of $6.1 million, or $0.07 per diluted share
•Adjusted EBITDA from Continuing Operations of $15.4 million, 22.3% Adjusted EBITDA margin
•Total cash of $35.6 million and total debt of $9.5 million as of September 30, 2025
•Cash flow from operating activities of $24.7 million; Free Cash Flow of $12.5 million

	Third Quarter
(In millions)	2025	2024	Change
Revenues	$68.8	$44.2	$24.6
Operating income from continuing operations	$9.1	$1.2	$7.9
Adjusted EBITDA from continuing operations	$15.4	$7.5	$7.9
Operating margin from continuing operations (%)	13.2%	2.8%	1040	bps
Adjusted EBITDA margin from continuing operations (%)	22.3%	17.0%	530	bps
Net cash provided by operating activities	$24.7	$2.8	$21.9
Free Cash Flow	$12.5	$(5.6)	$18.1
MANAGEMENT COMMENTARY
“We delivered strong third-quarter results, with revenue increasing by 56%, driven by sustained demand growth in the power transmission market, and exceptional execution by our commercial sales and operational teams serving the largest and most complex utility projects,” said Matthew Lanigan, President and CEO of NPK. “Given the strengthening market outlook, we are raising our full-year capital expenditure plan by $10 million to align with expected demand growth in 2026 and have also accelerated planning efforts to expand our manufacturing capacity to support long-term growth.”
Lanigan continued, “One of our key competitive advantages is the scale and flexibility of our rental fleet, which enables us to respond rapidly to evolving customer needs. This advantage was again clearly demonstrated late in the quarter, as we successfully met customer demand for multiple large-scale project changes and extensions. While these short-notice changes introduced some operational inefficiencies and modest margin pressure in the quarter, our responsiveness further solidifies our customer relationships and market leadership while our full year and longer-term outlook for mid-30’s gross margin remains unchanged.”

“We remain in a strong financial position, with cash and available liquidity of nearly $180 million as of September 30, 2025, giving us significant flexibility to support our balanced capital allocation strategy and fund our growth initiatives,” Lanigan added. “Year-to-date, we have expanded our rental fleet by 13%, and our recent debottlenecking efforts have resulted in a 5% increase in production output — both critical steps toward supporting continued growth and enhancing operational efficiency.”
“We’re extremely proud of our performance through the first nine months of 2025, which reflects the dedication and hard work of our entire team,” Lanigan concluded. “We ended Q3 with record utilization levels, setting the stage for a strong finish to the year. As a result, we are raising our full-year financial guidance. We remain focused on executing our strategic priorities and are energized by the opportunities ahead.”
BUSINESS UPDATE
NPK’s business plan is designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments with superior return profiles, together with a programmatic return of capital program.
Third quarter 2025 highlights include:
•Strong customer demand continued for matting rental and related services. Revenues from specialty rental and related services were $44 million in the third quarter of 2025, with strong demand continuing in support of power transmission projects throughout the typically softer summer months. Revenues from product sales were $25 million for the third quarter of 2025, the Company’s strongest quarter of the year, primarily reflecting continued strength in demand from utility companies.
•Improved operating efficiency. NPK remains focused on efficiency improvements and operating cost optimization across every aspect of its business. The Company continues to evaluate and execute actions intended to streamline the organization and its cost structure, while targeting SG&A as a percentage of revenue in the mid-teens by early 2026. During the third quarter of 2025, the Company began the rollout of a new cloud-based ERP system, which is expected to be substantially completed in the first quarter of 2026. In the third quarter of 2025, NPK’s SG&A as a percentage of revenue was 19.3%, which includes approximately $1 million in elevated costs related to performance-based incentives, along with $0.5 million in costs associated with strategic planning projects and the ERP rollout. The expense for performance-based incentives includes both long-term awards measured on the Company’s total shareholder return (“TSR”) relative to the designated peer group, as well as annual incentives tied to 2025 sales, profitability and other performance targets.
•Robust return of capital program. During the third quarter of 2025, the Company used $3.4 million of cash to repurchase 0.4 million outstanding shares under the repurchase program.
FINANCIAL PERFORMANCE
In the third quarter of 2025, NPK generated income from continuing operations of $6.1 million, or $0.07 per diluted share, on total revenue of $68.8 million, compared to $14.9 million, or $0.17 per diluted share, on total revenue of $44.2 million, in the third quarter of 2024. Income from continuing operations for the third quarter of 2024 included an income tax benefit of $14.6 million primarily reflecting the release of valuation allowances on U.S. net operating losses and other tax credit carryforwards following the sale of the Fluids Systems business. Gross margin was 31.9% in the third quarter of 2025, compared to 27.5% in the prior year period. The Company reported Adjusted EBITDA from Continuing Operations of $15.4 million in the third quarter of 2025, or 22.3% of total revenue, compared to $7.5 million, or 17.0% of total revenue, in the prior year period.
Selling, general and administrative expenses were $13.3 million (19.3% of revenues) in the third quarter of 2025, compared to $11.0 million (24.9% of revenues) in the third quarter of 2024.
BALANCE SHEET AND LIQUIDITY
As of September 30, 2025, NPK remained in a net cash positive position, with total cash of $35.6 million, total debt of $9.5 million, and available liquidity under its senior secured revolving credit facility of $144 million.
Operating cash flow was $24.7 million in the third quarter of 2025. Capital investments used $12.2 million, net, primarily funding the expansion of the mat rental fleet to support increased customer demand, while $3.4 million was used to fund purchases under our repurchase program.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of October 30, 2025, and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2025, NPK currently anticipates the following:
•Revenues in a range of $268 million to $272 million
•Adjusted EBITDA in a range of $71 million to $74 million
•Capital expenditures in a range of $45 million to $50 million
THIRD QUARTER 2025 RESULTS CONFERENCE CALL
A conference call will be held Friday, October 31, 2025 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.npki.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-715-9871
International Live:	646-307-1963
Conference ID:	8869084
To listen to a replay of the teleconference, which subsequently will be available through November 7, 2025:

Domestic Replay:	800-770-2030
International Replay:	647-362-9199
ABOUT NPK INTERNATIONAL
NPK International Inc. is a temporary worksite access solutions company that manufactures, sells, and rents recyclable composite matting products, along with a full suite of services, including planning, logistics, and site restoration. The Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission and distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.npki.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “guidance,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by NPK, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our sale of the Fluids Systems business; our ability to generate organic growth; economic and market conditions that may impact our customers’ future spending; the effective management of our fleet, including our ability to properly manufacture, safeguard, and maintain our fleet; international operations; operating hazards present in our and our customers’ industries and substantial liability claims; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. NPK’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.npki.com.
INVESTOR RELATIONS CONTACT
Investors@npki.com

NPK International Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues	$68,838	$68,233	$44,207	$201,848	$159,965
Cost of revenues	46,870	43,052	32,067	129,449	105,358
Selling, general and administrative expenses	13,279	13,657	11,005	38,682	35,335
Other operating (income) loss, net	(368)	(105)	(99)	(497)	(1,435)
Operating income from continuing operations	9,057	11,629	1,234	34,214	20,707

Foreign currency exchange (gain) loss	31	(626)	(562)	(909)	170
Interest (income) expense, net	(47)	1	943	(94)	2,612
Income from continuing operations before income taxes	9,073	12,254	853	35,217	17,925

Provision (benefit) for income taxes from continuing operations	3,010	3,470	(14,016)	9,995	(9,626)
Income from continuing operations	6,063	8,784	14,869	25,222	27,551
Loss from discontinued operations, net of tax	(409)	(106)	(189,167)	(887)	(186,516)
Net income (loss)	$5,654	$8,678	$(174,298)	$24,335	$(158,965)

Income (loss) per common share - basic
Income from continuing operations	$0.07	$0.10	$0.17	$0.30	$0.32
Loss from discontinued operations	—	—	(2.19)	(0.01)	(2.18)
Net income (loss)	$0.07	$0.10	$(2.02)	$0.29	$(1.86)

Income (loss) per common share - diluted
Income from continuing operations	$0.07	$0.10	$0.17	$0.29	$0.32
Loss from discontinued operations	—	—	(2.16)	(0.01)	(2.13)
Net income (loss)	$0.07	$0.10	$(1.99)	$0.28	$(1.82)

Weighted average shares:
Basic	84,359	84,480	86,377	84,959	85,619
Diluted	85,066	85,423	87,490	85,821	87,453

NPK International Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues
Rental revenues	$29,591	$31,654	$18,873	$89,355	$63,787
Service revenues	14,688	14,658	13,535	44,629	40,198
Product sales revenues	24,559	21,921	11,799	67,864	55,980
Total revenues	$68,838	$68,233	$44,207	$201,848	$159,965

Operating income from continuing operations	$9,057	$11,629	$1,234	$34,214	$20,707
Operating margin from continuing operations	13.2%	17.0%	2.8%	17.0%	12.9%

NPK International Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$35,636	$17,756
Receivables, net	57,362	74,841
Inventories	9,668	14,659
Prepaid expenses and other current assets	5,152	5,728
Total current assets	107,818	112,984

Property, plant and equipment, net	210,521	187,483
Operating lease assets	10,840	11,793
Goodwill	47,481	47,222
Other intangible assets, net	8,868	10,331
Deferred tax assets	6,844	15,593
Other assets	12,087	8,276
Total assets	$404,459	$393,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$3,636	$2,900
Accounts payable	21,960	19,459
Accrued liabilities	23,392	22,300
Total current liabilities	48,988	44,659

Long-term debt, less current portion	5,906	4,827
Noncurrent operating lease liabilities	9,649	10,896
Deferred tax liabilities	1,820	1,203
Other noncurrent liabilities	4,173	5,602
Total liabilities	70,536	67,187

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,669,464 shares issued, respectively)	1,117	1,117
Paid-in capital	630,802	633,239
Accumulated other comprehensive loss	(2,668)	(2,871)
Retained earnings (deficit)	(115,131)	(139,466)
Treasury stock, at cost (27,178,065 and 25,114,978 shares, respectively)	(180,197)	(165,524)
Total stockholders’ equity	333,923	326,495
Total liabilities and stockholders’ equity	$404,459	$393,682

NPK International Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$24,335	$(158,965)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Loss on divestitures	—	195,729
Depreciation and amortization	18,235	21,804
Stock-based compensation expense	4,137	4,119
Provision for deferred income taxes	9,362	(22,290)
Credit loss expense	19	998
Gain on sale of assets	(2,203)	(2,412)
Gain on insurance recovery	—	(874)
Amortization of original issue discount and debt issuance costs	394	885
Change in assets and liabilities:
Increase in receivables	(2,462)	(13,734)
Decrease in inventories	5,007	9,481
Increase in other assets	(3,711)	(1,027)
Increase in accounts payable	1,466	12,498
Increase (decrease) in accrued liabilities and other	405	(3,916)
Net cash provided by operating activities	54,984	42,296

Cash flows from investing activities:
Capital expenditures	(34,419)	(29,940)
Proceeds from divestitures	14,485	48,499
Proceeds from sale of property, plant and equipment	3,819	3,188
Proceeds from insurance property claim	—	1,385
Other investing activities	3,089	—
Net cash provided by (used in) investing activities	(13,026)	23,132

Cash flows from financing activities:
Borrowings on lines of credit	—	177,541
Payments on lines of credit	—	(224,292)
Debt issuance costs	(811)	(50)
Purchases of treasury stock	(22,695)	(4,504)
Proceeds from employee stock plans	1,497	17
Other financing activities	(2,639)	(9,538)
Net cash used in financing activities	(24,648)	(60,826)

Effect of exchange rate changes on cash	91	(119)

Net increase in cash, cash equivalents, and restricted cash	17,401	4,483
Cash, cash equivalents, and restricted cash at beginning of period	18,237	38,901
Cash, cash equivalents, and restricted cash at end of period	$35,638	$43,384

NPK International Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income (Loss) from Continuing Operations, Adjusted Income (Loss) from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Free Cash Flow.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Income (Loss) from Continuing Operations and Adjusted Income (Loss) from Continuing Operations Per Common Share
The following tables reconcile the Company’s income from continuing operations and income from continuing operations per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Income from Continuing Operations and Adjusted Income from Continuing Operations Per Common Share:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income from continuing operations (GAAP)	$6,063	$8,784	$14,869	$25,222	$27,551
Gain on insurance recovery	—	—	—	—	(67)
Gain on legal settlement	—	—	—	—	(550)
Severance costs	69	359	113	455	921
Tax on adjustments	(14)	(75)	(24)	(96)	(64)
Unusual tax items (1)	—	—	(14,617)	—	(14,617)
Adjusted Income from Continuing Operations (non-GAAP)	$6,118	$9,068	$341	$25,581	$13,174

Adjusted Income from Continuing Operations (non-GAAP)	$6,118	$9,068	$341	$25,581	$13,174

Weighted average common shares outstanding - basic	84,359	84,480	86,377	84,959	85,619
Dilutive effect of restricted stock awards and stock options	707	943	1,113	862	1,834
Weighted average common shares outstanding - diluted	85,066	85,423	87,490	85,821	87,453

Adjusted Income from Continuing Operations Per Common Share - Diluted (non-GAAP):	$0.07	$0.11	$—	$0.30	$0.15
(1) Unusual tax items primarily reflects the release of valuation allowances on U.S. net operating losses and other tax credit carryforwards that are expected to be realized following the sale of the Fluids Systems business.

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations
The following table reconciles the Company’s income from continuing operations calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues	$68,838	$68,233	$44,207	$201,848	$159,965

Operating income from continuing operations (GAAP)	$9,057	$11,629	$1,234	$34,214	$20,707

Income from continuing operations (GAAP)	$6,063	$8,784	$14,869	$25,222	$27,551
Interest (income) expense, net	(47)	1	943	(94)	2,612
Provision (benefit) for income taxes from continuing operations	3,010	3,470	(14,016)	9,995	(9,626)
Depreciation and amortization	6,261	6,172	5,592	18,235	16,932
EBITDA from Continuing Operations (non-GAAP)	15,287	18,427	7,388	53,358	37,469
Gain on insurance recovery	—	—	—	—	(67)
Gain on legal settlement	—	—	—	—	(550)
Severance costs	69	359	113	455	921
Adjusted EBITDA from Continuing Operations (non-GAAP)	$15,356	$18,786	$7,501	$53,813	$37,773
Operating Margin from Continuing Operations (GAAP)	13.2%	17.0%	2.8%	17.0%	12.9%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	22.3%	27.5%	17.0%	26.7%	23.6%
Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net cash provided by operating activities (GAAP)	$24,716	$21,440	$2,765	$54,984	$42,296
Capital expenditures	(12,714)	(11,694)	(9,472)	(34,419)	(29,940)
Proceeds from sale of property, plant and equipment	499	1,502	1,146	3,819	3,188
Free Cash Flow (non-GAAP)	$12,501	$11,248	$(5,561)	$24,384	$15,544

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	September 30, 2025
Revenues	$57,524	$64,777	$68,233	$68,838	$259,372

Operating income from continuing operations (GAAP)	$11,644	$13,528	$11,629	$9,057	$45,858

Income from continuing operations (GAAP)	$8,048	$10,375	$8,784	$6,063	$33,270
Interest (income) expense, net	9	(48)	1	(47)	(85)
Provision (benefit) for income taxes from continuing operations	2,888	3,515	3,470	3,010	12,883
Depreciation and amortization	5,724	5,802	6,172	6,261	23,959
EBITDA from Continuing Operations (non-GAAP)	16,669	19,644	18,427	15,287	70,027
Severance costs	416	27	359	69	871
Adjusted EBITDA from Continuing Operations (non-GAAP)	$17,085	$19,671	$18,786	$15,356	$70,898
Operating Margin from Continuing Operations (GAAP)	20.2%	20.9%	17.0%	13.2%	17.7%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	29.7%	30.4%	27.5%	22.3%	27.3%

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